Exhibit 10.1

         FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


     This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into this _____ day of March, 1994 by and between William Farley ("Farley"), and Fruit of the Loom, Inc., a Delaware corporation (the "Company"). On December 30, 1992, Farley and the Company entered into the Registration Rights Agreement (the "Original Agreement"). Pursuant to the terms of
Section 5 of the Original Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Farley and the Company hereby agree to modify and amend the Original Agreement as follows:

     1. The Section of the Original Agreement is deleted and replaced with the following:

          a. Background. Farley owns an aggregate of 1,600,000 shares of Class B Common Stock, $.01 par value, which he has pledged or is expected to pledge to certain lenders as further described herein. If any of such shares are beneficially owned by a person other than Farley or any entity controlled by Farley, such shares automatically convert into an equal number of shares of the Company's Class A Common Stock, $.01 par value. Farley has requested for himself, and for the benefit of certain assignees and pledgees of such shares as further described, that the Company provides certain registration rights with respect to any shares of the Company's Class A Common Stock issuable upon conversion of such shares of Class B Common Stock (the "Shares"). The Company, which acknowledges that it will benefit from the orderly disposition of its securities which will be provided for hereunder, has agreed to provide certain registration rights as set forth herein.

          b. The Section 3.1(a) of the Original Agreement is deleted and replaced with the following:

               (i) Shelf Registration. The Company has filed with the Commission one shelf registration statement under Rule 415 of the Securities Act (Commission File Number 33-56376) and will file another shelf registration statement under Rule 415 of the Securities Act (Commission File Number 33-____________), to permit the resale of all of the Registerable Securities by the holders thereof (collectively, the "Shelf Registration Statement"). The Company will use its best efforts to have the Shelf Registration Statement declared effective under the Securities Act as soon as practicable and to keep the Shelf Registration Statement Continuously Effective through the second anniversary of the effective date of the Shelf Registration Statement or such earlier date as all but 10,000 or fewer of the Registrable Securities: (i) have been distributed to the public pursuant to an offering registered under the Securities Act; or (ii) have been transferred in a manner in which the certificates evidencing such Registrable Securities no longer bear restrictive legend and no other restriction on transfer exists under applicable securities laws (the "Registration Period").

          b. Section 3.1(b) of the Original Agreement is deleted and replaced with the following:

               (i) Registration Statement Form. Registration of the Registrable Securities under this Section 3.1 has or will be made on Form S-3.

(First Amendment to Registration Rights Agreement Signature Page)

                          *     *     *

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

                    ________________________________________
                    William Farley


                    FRUIT OF THE LOOM, INC.


                    By:  ____________________________________
                    Its: ____________________________________